Exhibit 10.15

VICTORY CAPITAL HOLDINGS, INC.

EQUITY INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

Victory Capital Holdings, Inc., a Delaware corporation (the “Company”), pursuant to the Victory Capital Holdings, Inc. Equity Incentive Plan (as amended from time to time, the “Plan”), has granted to the individual listed below (“Optionee”) an option to purchase the number of Shares set forth below (the “Option”). The Option is subject to the terms and conditions set forth herein and in the award agreement attached hereto as Exhibit A (the “Award Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not otherwise defined in this grant notice have the meanings assigned to them in the Plan or the Award Agreement.

Optionee                                                                                             [NAME]

Number of Shares                                          [•] Shares

Subject to the

Option

Exercise Price per                                        $[•]

Share

Grant Date                                                                                 [•], 2014 (the “Grant Date”)

Expiration Date                                                     Ten years following the Grant Date

Vesting                                                                                                      Service Vesting Options: [•]Shares subject to the Option (the “Service Vesting Option”) will vest and become exercisable based on satisfaction of the service condition specified in Section 2(a) of the Award Agreement.

Performance Vesting Options: [•]Shares subject to the Option (the “Performance Vesting Option”) will vest and become exercisable based on satisfaction of the performance condition specified in Section 2(b) of the Award Agreement.

OPTION AGREEMENT

Under the Victory Capital Holdings, Inc. Equity Incentive Plan

THIS AWARD AGREEMENT (the “Award Agreement”) is made and entered into as of [•], 2014 between Victory Capital Holdings, Inc., a Delaware corporation (the “Company”), and [NAME] (the “Optionee”).

The Company hereby grants to the Optionee an option (the “Option”) to purchase certain Shares on the terms and conditions as set forth in this Award Agreement and in the Victory Capital Holdings, Inc. Equity Incentive Plan (the “Plan”). Capitalized terms not otherwise defined herein have the meanings set forth in the Plan.

In accordance with this grant, and as a condition thereto, the Company and the Optionee agree as follows:

SECTION 1. Exercise Price; Number of Shares; Date of Grant. The price at which each Share subject to this Option may be purchased, the number of Shares for which the Option may be exercised and the date of grant of the Option are as set forth in the Stock Option Grant Notice.

SECTION 2. Term and Vesting Schedule. This Option shall not be exercisable after the tenth anniversary of date of grant (the “Expiration Date”). Subject to the terms and conditions of this Award Agreement and the Plan, the Option shall vest and the Optionee shall be entitled to exercise the Option prior to the Expiration Date and to purchase Shares hereunder in accordance with the following terms:

(a)                                 Service Vesting Option. The Service Vesting Option (as set forth in the Stock Option Grant Notice) will vest 25% on each anniversary of the Grant Date, subject to continued employment or service on the vesting date or as set forth in Section 4.

(b)                                 Performance Vesting Option. The Performance Vesting Option (as set forth in the Stock Option Grant Notice) will vest based on the attainment of certain performance criteria, as set forth on Exhibit D hereto.

(c)                                  The right to exercise this Option shall be cumulative so that to the extent this Option is not exercised when it becomes initially exercisable with respect to any Shares, it shall be exercisable with respect to such Shares at any time thereafter as provided herein and in the Plan until the Expiration Date and any Shares subject to this Option which have not then been purchased may not, thereafter, be purchased hereunder. A Share shall be considered to have been purchased on or before the Expiration Date if the Company has been given notice of the purchase pursuant to Section 3 and Section 10, and the Company has actually received payment for the Share on or before the Expiration Date.

SECTION 3. Notice of Exercise, Payment and Certificate. Exercise of this Option, in whole or in part, shall be by delivery of a notice to the Company as provided in Section 10 which specifies the number of Shares being purchased and is accompanied by payment therefor in cash (or adequate provision therefor, in the Company’s sole discretion), or such other consideration as may be permitted by the Committee pursuant to Section 6.04 of the Plan. Promptly after receipt of such notice and purchase price (or adequate provision therefor), the Company shall deliver to the person exercising the Option a certificate, or other indication of ownership, for the number of Shares purchased. Shares to be issued upon the exercise of this Option may be either authorized and unissued Shares or Shares which have been reacquired by the Company.

SECTION 4. Termination of Employment or Service. This Option may be exercised only while the Optionee is employed (as an employee or an officer) by the Company or its Subsidiaries or is otherwise performing services for the Company or its Subsidiaries (as a director or consultant) or as follows:

(a)                                 Death or Permanent Disability. If the Optionee’s employment or service with the Company and its Subsidiaries terminates due to his or her death or Disability, the unvested portion of the Option will vest in accordance with clauses (i) and (ii) below and the Optionee (or, in the case of his or her death, his or her Permitted Transferees) shall have the right to exercise the vested portion of the Option for a period which ends not later than the earliest of (x) twelve months after such termination and (y) the Expiration Date.

(i)                                     The portion of the Service Vesting Option that shall vest shall equal (A) the number of Shares underlying the unvested portion of the Option, multiplied by (B) a fraction, the numerator of which shall be the number of days between the last vesting date that immediately precedes such termination (or the grant date, if no such vesting date has passed) and the termination date and the denominator of which shall be the number of days between the vesting date that immediately precedes such termination (or the grant date) and the final vesting date. Any portion of the Service Vesting Option that does not vest in accordance with this Section 4(a)(i) shall be forfeited without any payment to the Optionee.

(ii)                                  The Performance Vesting Option shall vest as if the target performance criteria set forth in Exhibit D hereto had been met as of the date of termination of Optionee’s employment or service with the Company and its Subsidiaries.

(b)                                 Termination without Cause; Termination for Good Reason. If the Optionee’s employment or service with the Company and its Subsidiaries is terminated by the Company without Cause or by the Optionee for Good Reason, the unvested portion of the Option will vest in accordance with clauses (i) and (ii) below and the Optionee shall have the right to exercise the vested portion of the Option for a period which ends not later than the earliest of (x) three months after such termination and (y) the Expiration Date.

(i)                                     The portion of the Service Vesting Option that shall vest shall be determined in accordance with Section 4(a)(i) above.

(ii)                                  The Performance Vesting Option shall vest based on the level of achievement of the performance criteria set forth in Exhibit D hereto, measured as of the date of termination of Optionee’s employment or service with the Company and its Subsidiaries.

(c)                                  Resignation. If the Optionee’s employment or service with the Company and its Subsidiaries is terminated by the Optionee’s resignation without Good Reason, the unvested portion of the Option is deemed to be immediately forfeited. The Optionee shall have the right to exercise the vested portion of the Option for a period which ends not later than the earliest of (i) three months after such termination and (ii) the Expiration Date.

(d)                                 Termination for Cause. If the Optionee’s employment or service with the Company and its Subsidiaries is terminated by the Company for Cause, this Option shall be deemed immediately forfeited and cancelled in its entirety upon such termination of employment or service or breach without any payment or consideration being due from the Company. The Optionee shall also forfeit any Shares acquired upon the exercise of an Option for which the Optionee has not yet paid taxes.

(e)                                  Company Call Right. In the case of each termination of employment or service described above, the Company shall have a call right with respect to any Option Shares pursuant to Section 4.05 of the Shareholders’ Agreement (the “Call Right”).

SECTION 5. Integration of Shareholders’ Agreement and Award Terms; Consent.

(a)                                 In consideration of, and as a condition to, the grant of the Option, as of the Grant Date the Optionee hereby agrees to be bound by Section 4.02 of the Shareholders’ Agreement relating to drag rights, as if the Optionee were a “Management Shareholder” for purposes of such Section 4.02. In addition, to the extent that the Optionee is not already a Shareholder (as defined in the Shareholders’ Agreement) at the time the Optionee exercises this Option, the Optionee must execute and deliver to the Company an instrument or instruments substantially in the form of Exhibit B hereto confirming that the Optionee has agreed to be bound as a “Shareholder” by the terms of the Shareholders’ Agreement before any Shares are to be issued upon such exercise.

(b)                                 For the avoidance of doubt, (i) the Optionee shall have no rights as a Shareholder under the Shareholders’ Agreement during any period that the Optionee is not the record owner of Shares; and (ii) the provisions of the Plan and this Award Agreement will at all times take precedence over the terms of the Shareholders’ Agreement to the extent that the provisions of the Plan and this Award Agreement provide for the adjustment or cancellation of the Option upon specified events, including, without limitation, as provided under Articles 3 and 4 of the Plan.

(c)                                  The Optionee agrees to cause any current or future spouse of his or hers to deliver to the Company a consent in the form of the consent set forth in Exhibit C hereto validly executed by such spouse on the date hereof or promptly after any such person becomes his or her spouse, as applicable.

SECTION 6. Non-Competition and Non-Solicitation

(a)                                 The Optionee hereby acknowledges and recognizes the highly competitive nature of the business of the Company and its Subsidiaries and Affiliates and, accordingly, agrees that, as a condition of the grant of the Option, during his or her employment (and the period in which the Optionee is providing services to the Company or its Subsidiaries) and for the longer of (x) the applicable Non-Competition Period or Non-Solicitation Period, each as defined in the Participant’s employment agreement, if any, or (y) one year following the Optionee’s termination of employment or service (subject to Section 6(b) below), the Optionee shall not, except as otherwise permitted in writing by the Board:

(i)                                     be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as a passive investor owning less than 3% of the equity or holding less than 3% of a debt instrument in an entity) or otherwise by any person, firm, corporation or enterprise engaged in money management, asset management, wealth management or mutual fund management (a “Competing Business”);

(ii)                                  provide financial (except as a passive investor owning less than 3% of the equity or holding less than 3% of a debt instrument in an entity) or other assistance to any person, firm, corporation, or enterprise engaged in a Competing Business;

(iii)                               directly or indirectly contact, solicit or induce any person, corporation or other entity who or which is a customer or referral source of the Company or any of its Subsidiaries or Affiliates to become a customer or referral source for any person or entity other than the Company or its Subsidiaries or Affiliates; or

(iv)                              directly or indirectly solicit, induce or encourage any employee of the Company or any of its Subsidiaries or Affiliates who is employed on the date of termination, to leave the employ of the Company or any of its Subsidiaries or Affiliates, or to seek, obtain or accept employment with any person other than the Company or any of its Subsidiaries or Affiliates.

(b)                                 If Optionee’s employment or service is terminated by the Company without cause, the restrictions under Section 6(a)(a)(i), (a)(ii) and (a)(iii) above shall apply only for the length of time for which the Optionee receives severance payments from the Company, and if the Optionee receives no severance in connection with the termination without Cause, the restrictions under Section 6(a)(a)(i), (a)(ii) and (a)(iii) will not apply.

(c)                                  If Optionee breaches any terms of this Section 6, or any restrictive covenant contained in an employment agreement or other agreement between the Optionee and the Company or any of its Subsidiaries, the Optionee shall forfeit (i) any vested or unvested Options and (ii) any Shares the Optionee received upon exercise of an Option. In the event that the breach of this Section 6 or any restrictive covenant contained in an employment agreement or other agreement with the Company or any of its Subsidiaries occurs following the exercise by the Company of its Call Right, in addition to forfeiture pursuant to clauses (i) and (ii) above, Optionee shall be required to repay any portion of the Granted Shares Call Price (as defined in the Shareholders Agreement) previously paid by the Company.

(d)                                 It is expressly understood and agreed that, although the Optionee and the Company consider the restrictions contained in this Section 6 to be reasonable for the purpose of preserving for the Company or any of its Subsidiaries or Affiliates, their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction (without regard to any ability to appeal or whether an appeal is in fact taken, during the pendency of that appeal) that the time or territory or any other restriction contained in this Section 6 is an unreasonable or otherwise unenforceable restriction against the Optionee, the provisions of this Section 6 shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

(e)                                  Subject to Section 6(c), the provisions of this Section 6 shall continue to apply following the date of the Optionee’s termination of service as provided herein, regardless of the reason for termination.

SECTION 7. Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without application of the conflict of law principles thereof.

SECTION 8. Adjustment of Option. The Company may adjust the Option as set forth in the Plan. Specifically, in the event of payment of a dividend (other than an ordinary dividend), recapitalization, stock split or reverse stock split with respect to outstanding shares, the Board shall adjust the exercise price of the Option to the extent that such adjustment is deemed by the Committee to be appropriate and is permitted under Treasury Regulation Section 1.409AØ1(b)(5)(v)(D).

SECTION 9. Interpretation. The Optionee accepts this Option subject to all the terms and provisions of the Plan, which shall control in the event of any conflict between any provision of the Plan and this Award Agreement, and accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under the Plan and/or this Award Agreement. The Optionee acknowledges receiving a copy of the Plan.

SECTION 10. Notices. Any notice under this Award Agreement shall be (i) if in writing, effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Optionee at his or her last known address on the books of the Company or, in the case of the Company, at the address set forth below, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section, or (ii) if delivered by electronic email transmission, effective when a receipt of such e-mail is requested and received.

c/o Victory Capital Management Inc.

4900 Tiedeman Road, 4th Floor

Brooklyn, OH 44144

Attention:                         Gregory Ewald

Michael Policarpo

SECTION 11. Sections and Headings. All section references in this Award Agreement are to sections hereof for convenience of reference only and are not to affect the meaning of any provision of this Award Agreement.

SECTION 12. Counterparts. This Award Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be duly executed as of the date first above written.

VICTORY CAPITAL HOLDINGS, INC.

By:
	Name:	David Brown
	Title:	Chief Executive Officer

OPTIONEE

By:
Name:
Title:

EXHIBIT B

JOINDER TO SHAREHOLDERS’ AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Amended & Restated Shareholders’ Agreement dated as of October 31, 2014 (the “Shareholders’ Agreement”) among Victory Capital Holdings, Inc., Crestview Victory, L.P. and certain other Persons named therein, as the same may be amended from time to time. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Shareholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Shareholders’ Agreement from and after the date hereof and shall have all of the rights and obligations of a “Shareholder” thereunder as if the Joining Party had executed the Shareholders’ Agreement, and the Company hereby acknowledges the Joining Party as a “Shareholder” under the Shareholders’ Agreement. As of the date hereof, the Joining Party hereby ratifies and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders’ Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: [                ]

[NAME OF JOINING PARTY]

By:
Title:

Address for Notices:
[ ]
[ ]
Fax: [ ]

B-1

EXHIBIT C

CONSENT OF SPOUSE

The undersigned, as the spouse of the Optionee who is the signatory to the foregoing Award Agreement, (i) hereby consents to, confirms and ratifies any sale by such Optionee of any Option or Option Shares contemplated by the foregoing Award Agreement or the Plan and for purposes of any community property laws and all other laws conveys all of his or her right, title and interest in and to such Option or Option Shares to the purchaser of such Option or Option Shares, and (ii) agrees to be bound by all of the Optionee’s obligations under the foregoing Award Agreement and the Plan.

Spouse of

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